                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21

                      SUBSIDIARIES OF CHECKFREE CORPORATION

NAME                                           JURISDICTION OF ORGANIZATION
----                                           ----------------------------
CheckFree Services Corporation                 Delaware
Bastogne, Inc.                                 Nevada
CheckFree Receivables Corporation              Nevada
CheckFree Investment Corporation               Nevada
CheckFree i-Solutions, Inc.                    Delaware
CheckFree i-Solutions Corp.                    Ontario, Canada
CheckFree i-Solutions Limited                  United Kingdom
CheckFree Software & Services (UK), Ltd.       United Kingdom
Heliograph, Ltd.                               United Kingdom
Heliograph Inc.                                Delaware
Accurate Software Limited                      United Kingdom
Accurate Software Inc.                         Georgia
Accurate Software S.A.                         Luxembourg
Accurate Software (Australia) PTY Limited      Australia
American Payment Holdco, Inc.                  Delaware
American Payment Systems, Inc.                 Connecticut
American Payment Systems of California, Inc.   California
American Payment Systems of New York, Inc.     New York